EXHIBIT 99.14(a)

             Consent of Price Waterhouse LLP, Independent Accountants.

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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information and Combined Proxy Statement/Prospectus constituting parts of Pre-Effective Amendment No. 1 to this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated December 11, 1995, relating to the financial statements of Vista Balanced Fund (one of the portfolios constituting Mutual Fund Group), appearing in the Annual Report to Shareholders for the fiscal year ended October 31, 1995, which financial statements are incorporated by reference in the Statement of Additional Information constituting part of Post Effective Amendment No. 32 to the registration statement on Form N-1A of Mutual Fund Group (the "N-1A Registration Statement"), which is incorporated by reference in the Combined Proxy Statement/Prospectus of the N-14 Registration Statement. We also consent to the incorporation by reference of our report in the Prospectus and Statement of Additional Information of the N-1A Registration Statement, the Prospectus of which is included, and Statement of Additional Information incorporated by reference, in the N- 14 Registration Statement.

We also consent to the incorporation by reference in the Statement of Additional Information and Combined Proxy Statement/Prospectus constituting parts of this N-14 Registration Statement of our report dated December 11, 1995, relating to the financial statements of IEEE Balanced Fund (one of the portfolios constituting Mutual Fund Group), appearing in the Annual Report to Shareholders for the fiscal year ended October 31, 1995, which financial statements are incorporated by reference in the Statement of Additional Information of the N-1A Registration Statement and are incorporated by reference in the Combined Proxy Statement/Prospectus of the N-14 Registration Statement. We also consent to the incorporation by reference of our report in the Prospectus and Statement of Additional Information of the N-1A Registration Statement, which Prospectus and Statement of Additional Information are incorporated by reference in the N-14 Registration Statement.

We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the N-14 Registration Statement, and under the headings "Condensed Financial Information - Per Share Data and Capital Changes" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information of the N-1A Registration Statement.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York  10036
March 8, 1996